Exhibit 99.1

Micheline Chau and Jeff Clarke Join Red Hat’s Board of Directors

RALEIGH, N.C.—(BUSINESS WIRE)—Nov. 7, 2008—Red Hat, Inc. (NYSE:RHT), the world’s leading provider of open source solutions, today announced that Micheline Chau, President and COO of Lucasfilm Ltd., and Jeff Clarke, President and CEO of Travelport, Inc., have joined Red Hat’s Board of Directors.

“Both Micheline and Jeff have extensive experience in operational and financial roles at an executive level,” said James M. Whitehurst, Chief Executive Officer of Red Hat. “In their current leadership positions in the media and travel industry, they will bring a broad perspective of managing technology innovation in rapidly evolving businesses.”

Ms. Chau joined Lucasfilm Ltd., one of the world’s leading film and entertainment companies, in 1991 as chief financial officer and was named to her current position in 2003. She is also a member of Lucasfilm’s board of directors. In addition to Lucasfilm’s motion-picture and television productions, Ms. Chau guides the activities of Industrial Light & Magic and Skywalker Sound, among the entertainment industry’s leading visual-effects and audio post-production facilities; LucasArts Entertainment, which develops and publishes entertainment software for computer and console platforms worldwide; Lucas Online, creator of starwars.com; Lucasfilm Animation, a creator of animated feature and television productions; and Lucas Licensing, which manages the global merchandising activities for Lucasfilm’s entertainment properties.

Prior to joining Lucasfilm, Ms. Chau was a business executive with experience in several industries, and most recently was chief financial/administrative officer for Bell Atlantic Healthcare Systems. Ms. Chau received her undergraduate degree in English from Wellesley College and a masters of business administration degree from Stanford University.

Mr. Clarke joined Travelport, the parent company of the Travelport group of companies, as Chief Executive Officer and President in April of 2006 and was appointed as a member of the Board of Directors in May 2006. Travelport is one of the world’s largest travel companies, offering broad-based services to businesses operating in the global travel industry. The company is comprised of Travelport GDS, a global distribution system business that includes the Worldspan and Galileo brands; GTA, a group travel and wholesale hotel business; Business Intelligence Services, a data analysis business; and IT Services and Software, which hosts mission critical applications and provides business solutions for major airlines. Travelport also owns approximately 48% of Orbitz Worldwide, Inc. (NYSE: OWW), a leading global online travel company. Mr. Clarke serves as chairman of the board of directors of Orbitz.

Prior to joining Travelport, Mr. Clarke was Chief Operating Officer for CA, Inc. (formerly Computer Associates Inc.). Before joining CA, Mr. Clarke served as Executive Vice President, Global Operations for Hewlett-Packard Company (HP). Prior to joining HP, Mr. Clarke served in various positions at Compaq Computer, most recently serving as Compaq’s Chief Financial Officer. Mr. Clarke holds a bachelor’s degree in economics from the State University of New York at Geneseo and a masters of business administration degree from Northeastern University.

About Red Hat, Inc.

Red Hat, the world’s leading open source solutions provider, is headquartered in Raleigh, NC with over

60 offices spanning the globe. CIOs have ranked Red Hat first for value in Enterprise Software for four consecutive years in the CIO Insight Magazine Vendor Value survey. Red Hat provides high-quality, affordable technology with its operating system platform, Red Hat Enterprise Linux, together with applications, management and Services Oriented Architecture (SOA) solutions, including the JBoss Enterprise Middleware Suite. Red Hat also offers support, training and consulting services to its customers worldwide. Learn more: http://www.redhat.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors, including: risks related to the integration of acquisitions and the ability to market successfully acquired technology and products; the ability of the Company to effectively compete; the inability to adequately protect Company intellectual property and the potential for infringement or breach of license claims of or relating to third party intellectual property; risks related to data and information security vulnerabilities; ineffective management of, and control over, the Company’s growth and international operations; adverse results in litigation; and changes in and a dependence on key personnel, as well as other factors contained in our most recent Quarterly Report on Form 10-Q (copies of which may be accessed through the Securities and Exchange Commission’s website at http://www.sec.gov), including those found therein under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

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